UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

AVANT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

866-533-0065

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company Yes ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 2.03.	Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On April 5, 2024, Avant Technologies, Inc. (the “Company” or “AVAI”), entered into an Asset Purchase Agreement (“APA”) with Wired4Health, Inc. (“Seller” or “W4H”), pertaining to certain technology assets, providing full-stack software development, database management, data integration, project management and cloud services resources. The assets being acquired include an agreement and amendments between W4H and Sentry Data Systems/Craneware, an agreement between W4H and Respec, Inc., agreements between W4H and all of its employees and contractors assigned to Sentry Data Systems/Craneware and Respec, Inc. customer accounts, Website and Internet Domain Name, Wired4Health.com and all of its content (the “Website“), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names, and all of the related social media accounts, if any, and any other associated rights, etc. (the “Assets”).

At closing, in consideration of acquiring the Assets, the Company paid Seller $2,200,000 through a combination of an amortizing secured promissory note in the principal amount of $1,200,000 (“Secured Note”) of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”)

The Secured Note is payable by the Company to the Seller in 24 equal monthly installments of principal and interest in the amount of $52,427.22 on the first day of each month, beginning on the first day of the month following the closing of the transaction and continuing on the first day of each consecutive month thereafter until the note is fully paid, but in no case less than two billing cycles of W4H activity. The Secured Note bears interest of five percent (5%) per annum accrued monthly (0.42% per month on the outstanding principal balance).

The Preferred Stock Series B has an aggregate stated value of $1,000,000, where the conversion price is equal to the lesser of $1.00 per share each, on a fully diluted basis, or the volume-weighted average market price (VWAP) of the Company’s common stock as traded on the OTC Markets for the most recent 30 days prior to deal closure (the “Conversion Price”). Conversion will include a 4.99% beneficial ownership limitation and a leak out agreement allowing daily sales to not exceed 25% of the total daily volume.

The Secured Note is secured by the Assets pursuant to the terms of a Security Agreement which, among other things, will authorize the Seller to file a UCC1 Financing Statement in the State of Nevada. As of the date hereof, the Company is obligated on approximately $1,200,000 face amount of Secured Notes issued to the Seller. The Secured Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The offer, sale and issuance of the above securities was made to Seller as an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement by and between Avant Technologies, Inc. and Wired4Health, Inc. dated April 5, 2024
10.2	Secured Promissory Note Issued by Avant Technologies, Inc to Wire4Health, Inc., dated April 5, 2024
10.3	Security Agreement by and between Avant Technologies, Inc., Inc and Wired4Health, Inc. dated April 5, 2024

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 8, 2024	AVANT TECHNOLOGIES INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer